UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 2, 2025
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of principal executive offices)			(Zip Code)
(844) 848-0137
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 2, 2025, DENTSPLY SIRONA Inc. (the “Company”) announced that Richard C. Rosenzweig, Executive Vice President, Corporate Development, General Counsel and Secretary of the Company, will no longer serve in that role by mutual agreement, effective October 3, 2025. Mr. Rosenzweig will serve as a non-executive employee with the title of Special Legal Advisor through March 4, 2026 or his earlier termination (the “Separation Date”) to transition his role.

In connection with Mr. Rosenzweig’s transition to Special Legal Advisor, the Company entered into a Transition, Separation and Release of Claims Agreement with Mr. Rosenzweig on October 2, 2025 (the “Transition and Separation Agreement”), pursuant to which Mr. Rosenzweig will receive the severance amounts provided for under his letter agreement with the Company dated February 3, 2023 (the “Employment Agreement”), the Amended & Restated Dentsply Sirona Inc. Key Employee Severance Benefits Plan dated September 22, 2022 (the “Severance Plan”) and his applicable equity award agreements. In addition, under the Transition and Separation Agreement, Mr. Rosenzweig will receive a monthly fixed fee of $30,000 for his services as Special Legal Advisor, which amount shall be paid in full as if Mr. Rosenzweig’s service as Special Legal Advisor continued through March 4, 2026 if Mr. Rosenzweig is terminated prior to March 4, 2026 for any reason other than Cause (as defined in the Severance Plan), full vesting of any deferred compensation under the DENTSPLY SIRONA Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2019, and customary outplacement services. Following the Separation Date, the Company shall engage Mr. Rosenzweig as an independent contractor consultant for a period of one year and shall pay Mr. Rosenzweig a consulting fee of $20,000 a month. Mr. Rosenzweig’s receipt of such severance is generally contingent on his timely execution and nonrevocation of a release of claims and his compliance with his post-termination obligations, including the restrictive covenants set forth in the Transition and Separation Agreement. The foregoing description of the Transition and Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Transition and Separation Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Transition, Separation and Release of Claims Agreement by and between DENTSPLY SIRONA Inc. and Richard C. Rosenzweig, dated October 2, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         DENTSPLY SIRONA Inc.

By:	/s/ Daniel T. Scavilla
Daniel T. Scavilla
President and Chief Executive Officer

Date: October 3, 2025